UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2006

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

300 Smith Street, Farmingdale, New York 11735
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

G Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 13, 2006, Embassy Industries, Inc. (“Embassy”), a wholly-owned subsidiary of P & F Industries, Inc. (the “Registrant”), entered into a contract (the “Contract of Sale”) pursuant to which Embassy agreed to sell its Farmingdale, New York premises which currently house the corporate headquarters of the Registrant to J. D'Addario & Company, Inc., a New York corporation, for a purchase price of Six Million Five Hundred Thousand ($6,500,000.00) Dollars. The sale, contingent upon completion of due diligence and other conditions set forth in the Contract of Sale, is expected to close on or about June 1, 2006. It is anticipated that the Registrant's corporate headquarters will relocate to a leased facility in Melville, New York during the first quarter of fiscal 2006. The foregoing description of the Contract of Sale is qualified in its entirety by reference to the text of the Contract of Sale, which is filed herewith as Exhibit 10.1, and incorporated herein by reference. A copy of the press release announcing the execution of the Contract of Sale is attached as Exhibit 99.1 hereto, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Contract, dated as of January 13, 2006, between Embassy Industries, Inc. and J. D'Addario & Company, Inc.

99.1	Press Release, dated January 13, 2006, issued by P & F Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: January 13, 2006	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr. Vice President, Chief Operating Officer and Chief Financial Officer